UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2020 (August 15, 2020)

ENERGY FUELS INC.

(Exact Name of Registrant as Specified in Charter)

Ontario	001-36204	98-1067994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Union Blvd., Suite 600

Lakewood, Colorado

80228

(Address of Principal Executive Offices, and Zip Code)

(303)974-2140

Registrant's Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	UUUU	NYSE American LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

W. Paul Goranson will be leaving his position as Chief Operating Officer of Energy Fuels Inc. (the "Corporation"), effective as of August 31, 2020, to pursue other opportunities.

Mr. Matt Tarnowski will be leaving his position as Chief Accounting Officer of the Corporation, effective as of October 31, 2020, to pursue other opportunities.

Item 8.01. Other Events.

On August 20, 2020, the Corporation announced that it is making a number of changes to its management team, effective September 1, 2020, including: the appointment of Mr. Scott Bakken, the current Senior Director, Regulatory Affairs, as Vice President of Regulatory Affairs; the appointment of Mr. Bernard Bonifas, the current Director, Wyoming Operations, as Director of ISR Operations; the hiring of Ms. Sarai Luksch, CPA as the Corporation's Controller; the appointment of Ms. Dee Ann Nazarenus, the current Director, Human Resources & Administration, as Vice President of Human Resources & Administration; and the appointment of Mr. Logan Shumway, the current Manager of the Corporation's White Mesa Mill, as Director of Conventional Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC. (Registrant)

Dated: August 20, 2020	By: /s/ David C. Frydenlund David C. Frydenlund Chief Financial Officer, General Counsel and Corporate Secretary